UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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COLONY CAPITAL, INC.

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Colony Capital Issues Statement Regarding Blackwells Capital

No Stockholder Action Required at this Time

LOS ANGELES—(BUSINESS WIRE)—March 6, 2020—Colony Capital Inc. (“Colony Capital” or the “Company”) (NYSE: CLNY) today issued the following statement in response to the press release issued by Blackwells Capital LLC (“Blackwells”):

There is nothing new in Blackwells’ latest letter, which is yet another effort to hide its lack of a coherent strategy behind personal attacks against Colony’s Board and management team.

Following the consummation of a cooperation agreement with Blackwells in February 2019 under which three new directors were appointed to the Colony Capital Board of Directors and the Board formed a Strategic Asset Review Committee (“SARC”), the SARC completed a comprehensive review process and the Company successfully executed a number of important initiatives. The Company’s actions – including the CEO succession announcement, pivot to digital infrastructure, and numerous value enhancing acquisitions and divestitures – resulted from the strategic review process overseen by the five independent directors on the SARC (including the directors approved by Blackwells last year), and were unanimously approved by the full Board. In short, the directors approved by Blackwells last year have been instrumental in charting the Company’s strategic path.

Colony Capital believes it is important to note that Colony insiders own approximately 9.5% of Colony’s outstanding shares – underscoring that Colony’s Board, executives and senior management have much more at stake and are aligned with the interests of other shareholders. In contrast, Blackwells owns less than 1.9%, has presented no new ideas, and already has disproportionate representation on the Board.

The Board and management team of Colony Capital, including the three directors that Blackwells itself approved last year, are confident in its ongoing strategic pivot, and will continue to advance that strategy to drive long-term value for all shareholders.

Morgan Stanley is serving as financial advisor to Colony Capital and Hogan Lovells is serving as legal counsel.

About Colony Capital

Colony Capital, Inc. (NYSE:CLNY) is a global investment firm with a focus on building the leading digital real estate provider and funding source for the occupancy, infrastructure, equity and credit needs of the world’s mobile communications and data-driven companies. The Company has assets under management of approximately $49 billion composed of $36 billion of capital managed on behalf of third-party institutional and retail investors and $13 billion of investment interests on its own balance sheet. The Company’s owns and operates an investment management business with $14 billion in digital real estate investments and $22 billion in traditional commercial real estate debt and equity investments. With respect to investment interests on its balance sheet, the Company owns (a) a controlling 20% interest in DataBank, a leading provider of enterprise-class data center, cloud, and connectivity services (b) a 71% interest in 358 healthcare properties, (c) a 94% interest in 157 hospitality properties, (d) approximately 48 million shares of Colony Credit Real Estate, Inc. (NYSE:CLNC) and (e) interests in various other equity and debt investments including general partnership interests in funds management by the Company, commercial real estate equity and debt investments and other real estate-related securities. The Company is headquartered in Los Angeles with key offices in Boca Raton, New York, Paris and London, and has over 400 employees across 21 locations in 13 countries. For additional information regarding the Company and its management and business, please refer to www.clny.com.

Important Additional Information

The Company, its directors, its executive officers and Marc Ganzi, the Company’s incoming Chief Executive Officer, will be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”). The Company plans to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2020 Annual Meeting (the “2020 Proxy Statement”), together with a WHITE proxy card. Detailed information regarding the Company’s directors, executive officers and Mr. Ganzi, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2020 Proxy Statement and other materials to be filed with the SEC in connection with the 2020 Annual Meeting. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Thomas J. Barrack, Jr., Executive Chairman and Chief Executive Officer of the Company, beneficially owns 2,068,380 shares of our Class A Common Stock, 733,931 shares of our Class B Common Stock and 26,054,642 OP Units held by Colony Capital, LLC, a Delaware limited liability company controlled by Mr. Barrack, which represents approximately 5.3% of the Company’s common shares equivalents (such common share equivalents include (A) 486,664,240 shares of our Class A common stock and 733,931 shares of Class B common stock, (B) 804,417 deferred stock units held by certain of our non-executive directors, and (C) 53,261,100 OP units and LTIP units which may be redeemed for cash or, at our option, shares of Class A common stock, subject to certain conditions, and in accordance with the limited liability company agreement of our Operating Company, in each case, as of March 1, 2020), which constitute less than one percent (1%) of our Class A Common Stock and 100% of our Class B Common Stock. Other than Mr. Barrack, none of the participants beneficially owns in excess of one percent (1%) of the Company’s outstanding shares of common stock. The participants, including Mr. Barrack, beneficially own in the aggregate approximately 7.7% of the Company’s common share equivalents. Additional information about the Company’s directors and executive officers, including their direct and indirect interests, by security holdings or otherwise, is available in the Company’s definitive proxy statement on Schedule 14A prepared in connection with the Company’s 2019 Annual Meeting of Stockholders, and filed with the SEC on March 28, 2019. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the “Public Shareholders” section of the Company’s corporate website at www.clny.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, the market, economic and environmental conditions in the digital and communications technology, healthcare and hospitality real estate, other commercial real estate equity and debt, and investment management sectors, whether we will successfully execute our strategic transition to become a digital real estate and infrastructure focused company, and the impact of such transition on the Company’s legacy portfolios and assets, including whether such transition will result in significant impairments to certain of our investments, including healthcare and hospitality assets, including whether such transition will result in any of the anticipated benefits, the Company’s ability to complete compelling investment opportunities in the digital sector, the Company’s ability to continue deploying capital in its sponsored Digital Colony fund or to raise additional capital in future funds, whether the Company will enter into a definitive agreement to dispose of its management contract with CLNC, the Company’s ability to achieve anticipated compensation and administrative cost savings pursuant to its corporate restructuring and reorganization plan, in the timeframe expected or at all, the pace of additional asset monetizations and other risks and uncertainties detailed in our filings with the SEC, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in Colony Capital’s reports filed from time to time with the SEC.

Colony Capital cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this communication. Colony Capital is under no duty to update any of these forward-looking statements after the date of this communication, nor to conform prior statements to actual results or revised expectations, and Colony Capital does not intend to do so.

Investors:

Lasse Glassen

Addo Investor Relations

310.829.5400

lglassen@addoir.com

Media:

Joele Frank, Wilkinson Brimmer Katcher

Andrew Siegel / Jon Keehner

212.355.4449